UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2009

RADISYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, effective November 17, 2008, Julia A. Harper, former Vice President of Corporate Operations of RadiSys Corporation (the “Company”) transitioned into the role of Vice President of Corporate Administration. Ms. Harper took a leave of absence on January 2, 2009 to pursue other personal interests. Having recently completed her leave of absence, Ms. Harper will resign as Vice President of Corporate Administration and terminate her employment with the Company effective as of April 2, 2008. In connection with the termination of Ms. Harper’s employment, the Company entered into an agreement with Ms. Harper, providing for certain customary severance benefits to be received by Ms. Harper in connection with the termination of her employment with the Company, including without limitation, a severance payment equal to nine months of base pay, COBRA benefits for nine months, extension of exercise periods of certain vested stock options and a right to receive limited reimbursement for outplacement services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION

Date: April 3, 2009	By:	/s/ BRIAN BRONSON
Brian Bronson
Chief Financial Officer